DONEGAL GROUP INC.


            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 19, 2001 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Daniel J. Wagner and Ralph G. Spontak, and each or either of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock of Donegal Group Inc. (the "Company") that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's offices, 1195 River Road, Marietta, Pennsylvania 17547, on April 19, 2001 at 10:00 a.m., and at any adjournment, postponement or continuation thereof, as set forth on the reverse side of this proxy card.

                                      PROXY

Election of Class C Directors, Nominees:

                  Thomas J. Finley, Jr.
                  R. Richard Sherbahn
                  John J. Lyons

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.


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[ ] Please mark your votes as in this example.

This proxy will be voted as specified. If a choice is not specified, the proxy will be voted FOR the nominees for Class C Director and FOR Proposals 2, 3, 4, 5 and 6.

The Board of Directors recommends a vote FOR the nominees for Class C Director and FOR Proposals 2, 3, 4, 5 and 6.


                                                FOR    WITHHELD
1. Election of Class C Directors                [ ]       [ ]
    (see reverse side)
FOR, EXCEPT VOTE WITHHELD FROM THE
FOLLOWING NOMINEE(S):

----------------------------------

                                                FOR     AGAINST    ABSTAIN

2.  Amendment of Certificate of                 [ ]       [ ]        [ ]
    Incorporation

                                                FOR     AGAINST    ABSTAIN
3.  Approval of 2001 Equity Incentive
    Plan for Employees                          [ ]       [ ]        [ ]


                                                FOR     AGAINST    ABSTAIN
4.  Approval of 2001 Equity Incentive Plan
    for Directors                               [ ]       [ ]        [ ]


                                                FOR    AGAINST    ABSTAIN
5.  Approval of 2001 Employee Stock
    Purchase Plan                               [ ]       [ ]        [ ]

                                                FOR    AGAINST    ABSTAIN
6.  Election of KPMG LLP as the independent     [ ]       [ ]        [ ]
    public accountants for the Company
    for 2001


7. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment, postponement or continuation thereof.

This proxy should be dated, signed by the stockholder exactly as his or her name appears below and returned promptly to First Chicago Trust Company of New York in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.


                                        Signature(s)

                                        ----------------------------------------

                                        ----------------------------------------

                                        Date:-----------------------------, 2001